For Immediate Release

Company Contact:
Robert Bannon
Vice President, Investor Relations & Corporate Communications
MiddleBrook Pharmaceuticals, Inc.
rbannon@middlebrookpharma.com
301-944-6710

Advancis Pharmaceutical Changes its Name to
MiddleBrook Pharmaceuticals, Inc.

GERMANTOWN, Md. - June 28, 2007 - Advancis Pharmaceutical Corporation (NASDAQ: AVNC), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced that the Company has changed its name to MiddleBrook Pharmaceuticals, Inc. The name change, effective immediately, was completed pursuant to the Company’s jointly submitted Permanent Injunction and Order with sanofi-aventis of October 27, 2006, whereby the Company agreed to cease using the Advancis name by June 30, 2007.

In conjunction with the new name, the Company will change its NASDAQ trading symbol to MBRK, effective with the start of trading on June 29, 2007.

“All elements of the Company’s business and future strategy remain unchanged,” said Dr. Edward Rudnic, MiddleBrook president and CEO. “As we move forward under the new MiddleBrook name, we expect to continue to execute upon our previously laid-out plan of supporting our Amoxicillin PULSYS regulatory filing currently under FDA review, marketing our branded Keflex antibiotic franchise, and positioning our other PULSYS product candidates for further development.”

In addition, the Company is continuing its previously announced process to explore strategic alternatives and that process is ongoing.

ABOUT MIDDLEBROOK PHARMACEUTICALS:
MiddleBrook Pharmaceuticals, Inc. (NASDAQ: MBRK, formerly Advancis Pharmaceutical Corporation, NASDAQ: AVNC) is a pharmaceutical company focused on the development and commercialization of anti-infective drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing a portfolio of anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in front-loaded staccato bursts, or “pulses,” are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, MiddleBrook has developed a proprietary, once-a-day pulsatile delivery technology called PULSYSTM. By examining the resistance patterns of bacteria and applying its delivery technologies, MiddleBrook has the potential to redefine infectious disease therapy and significantly improve drug efficacy, shorten length of therapy, and reduce drug resistance versus currently available antibacterial products. For more on MiddleBrook, please visit www.middlebrookpharma.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on MiddleBrook's current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect," "intend," "anticipate," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company’s future development plans, clinical trials, potential commercial success, and any financial forecasts included in this announcement.

The actual results realized by MiddleBrook could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company’s financial results and the ability of the Company to (1) raise additional capital and continue as a going concern, (2) increase Keflex 750 sales, (3) obtain FDA approval for its Amoxicillin PULSYS product candidate, (4) successfully reduce costs, (5) maintain compliance with its outstanding credit facility with Merrill Lynch Capital, (6) reach profitability, (7) prove that the preliminary findings for its product candidates are valid, (8) receive required regulatory approvals, (9) successfully conduct clinical trials in a timely manner, (10) establish its competitive position for its products, (11) develop and commercialize products that are superior to existing or newly developed competitor products, (12) develop products without any defects, (13) have sufficient capital resources to fund its operations, (14) protect its intellectual property rights and patents, (15) implement its sales and marketing strategy, (16) successfully attract and retain collaborative partners, (17) successfully commercialize and gain market acceptance for its Keflex products, (18) successfully obtain sufficient manufactured quantities of its drug products at acceptable rates, and (19) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. MiddleBrook undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.

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